EXHIBIT 10.3

                              [LONATI LETTERHEAD]



                                                Brescia, January 2nd, 1997


                              DISTRIBUTOR AGREEMENT


This Agreement is made on this 2nd day of January 1997, by and between LONATI S.p.A.. - Via S. Polo, 11 - 25123 BRESCIA (Italy) ("LONATI") and SPEIZMAN INDUSTRIES, INC. - 508 West 5th Street - CHARLOTTE, North Carolina 28231, USA ("SPEIZMAN").

The parties agree as follows:

1.    AGENCY.
LONATI hereby appoints SPEIZMAN as it exclusive agent in MEXICO ("the Territory") for the sale of its present range of circular knitting machines, ladies and men (the "Products").


2.    TERM.
The term of this Agreement will last from today through December 31st, 1999 and will continue from year to year thereafter. It may be cancelled by either party at any year end on ninety (90) days written notice to the other party.

A. This Agreement may be terminated by either party, without advance notice, upon the breach of this Agreement by the other party, or upon the bankruptcy of the other party.


3.  RESPONSIBILITIES OF SPEIZMAN.
A. SPEIZMAN will promote, at its own expense, the sale of Lonati's products in the Territory, to assist LONATI in maintaining its competitive position in the Territory, both among existing customers and potential customers.

B. SPEIZMAN will provide an efficient sales organization employed by it to promote the sale of LONATI products.

C.    SPEIZMAN will provide a proper technical service.

D. SPEIZMAN will provide to maintain an efficient commercial organization in Mexico City and will have a salesman visiting all the customers at least 4 times per year.
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E.    SPEIZMAN will establish at its own expenses a stock of spare parts in such quantity to satisfy the reasonably expected needs of its customers.

F. SPEIZMAN will not act either directly or by means of a third party on behalf of any other firm in competition with LONATI for the new Products during the terms of this Agreement.

G. SPEIZMAN will pay all the costs for participation in trade shows in the Territory and will pay for all the costs for advertising on the Products in the Territory.


4.   RESPONSIBILITIES OF LONATI.
A. LONATI will furnish SPEIZMAN with reasonable quantities of sales literature and will provide price quotations with delivery schedules.

B. LONATI hereby grants to SPEIZMAN the non-transferable license to use LONATI's trademarks and trade names only and exclusively in the promotion and marketing of the Products in the Territory. However, LONATI's trademarks and trade names and the goods will thereof remain the property of LONATI, and SPEIZMAN will have no right to such trade names and trademarks except as provided herein. Upon termination or cancellation of this Agreement, SPEIZMAN will cease any use of LONATI's trademarks and trade names.


5.    PURCHASE ORDERS.
SPEIZMAN will promptly transmit to LONATI all purchase orders received by SPEIZMAN for the Products. LONATI will accept or reject each order placed by SPEIZMAN within ten (10) days after receipt thereof, and will give prompt notice of such acceptance or rejection to SPEIZMAN.


6.    COMPENSATION.
A. SPEIZMAN will act as a distributor and LONATI will provide a net price-list FOB Brescia. Payment will be made by SPEIZMAN with an irrevocable Letter of Credit to be opened 30 days before previous shipment date and payable at 90 days from Bill of Lading.

B. All spare parts manufactured by LONATI for sale in the territory will only be sold to SPEIZMAN and not directly to any customers, except for customers upon mutual agreement of the parties. In case of direct sales of spare-parts, LONATI will pay a ten percent (10%) commission to SPEIZMAN on the net value of each invoice for such sale.

C. In case of reduction of prices to customers, or of sales made directly by LONATI to customers, the commission rate will be discussed in advance between the parties, case

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     by case. LONATI will provide SPEIZMAN with copies of its records showing the calculations of commissions due to SPEIZMAN.


7. TRIAL MACHINES.
LONATI will deliver trial machines to potential customers who show a strong interest in buying them, under the following conditions:

A. LONATI will pay freight charges from LONATI's plant to the customer's plant.

B. SPEIZMAN will pay freight charges from customer's plant to LONATI's plant, for those machines which are not accepted.

C. All installation and service expenses for trial machines are at SPEIZMAN's charges.

D. SPEIZMAN will also pay the cost of transporting machines rejected by one customer to the plant of another customer within MEXICO.

E. However, all machines must be returned within one hundred twenty (120) days from the delivery, unless other written terms have been agreed upon. The parties will review this policy and amend it if necessary in the light of future experiences.


8.    INSTALLATION.
All expenses for installation of machines sold by LONATI under the conditions "delivered and installed" will be at LONATI's expenses. If SPEIZMAN buys machines ex-works by LONATI, then SPEIZMAN is responsible for all delivery and installation as well as transportation charges.

A. Should SPEIZMAN purchase machines ex-works LONATI, and need assistance of LONATI's technicians for the installations, then all travel and living expenses plus daily pocket money will be at SPEIZMAN's charge.


9.    PATENT RIGHTS AND INFRINGEMENTS.
It will be the responsibility of LONATI to obtain and maintain any patents, trademarks or other similar protection of the machines and spare-parts, and LONATI will - at its own expenses- protect such rights, and will hold SPEIZMAN harmless from any infringement claim.

10.   RIGHTS AFTER TERMINATION.
Upon termination of this Agreement, for whatsoever cause:

A. SPEIZMAN will be entitled to all commissions due it with respect to orders accepted by LONATI before termination, such commissions to be paid as provided in this Agreement.
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B.   SPEIZMAN will have no rights to any commissions for orders not accepted by
     LONATI before termination.

C. SPEIZMAN will immediately cease using the name "LONATI" and will promptly return all trial machines, sales literature and other items owned by LONATI to LONATI's designee in MEXICO.


11.   APPLICABLE LAW.
This contract is subject to Italian law.


12.   ASSIGNABILITY.
This Agreement is personal to both SPEIZMAN and LONATI and may not be assigned by either party without the prior written consent of the other party.


13.   ENTIRE DOCUMENT.
This Agreement is intended by the parties as a final expression of their agreement and supersedes all prior agreements concerning the subject matter hereof.


14.   AMENDMENT.
Any amendment to this Agreement must be in writing and signed by both parties.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written, pursuant to authority duly given.




/s/ Robert S. Speizman, President                    /s/

SPEIZMAN INDUSTRIES, INC.                           LONATI S.p.A.